Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Contacts:	Ernie Knewitz
(732) 524-6623
(917) 697-2318 (M)

Investor Contacts:	Joseph J. Wolk	Lesley Fishman
	(732) 524-1142	(732) 524-3922

Johnson & Johnson Appoints Senior Leaders to Executive Committee
NEW BRUNSWICK, N.J., June 22, 2018 -- Johnson & Johnson today announced the appointment of a number of senior leaders to the Company’s Executive Committee.

Specifically:

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Joaquin Duato, Executive Vice President, Worldwide Chairman, Pharmaceuticals, and Dr. Paul Stoffels, Executive Vice President, Chief Scientific Officer of Johnson & Johnson have been appointed to the position of Vice Chairman of the Executive Committee, effective July 2, 2018. Mr. Duato and Dr. Stoffels will continue to report to Alex Gorsky, Chairman of the Board and Chief Executive Officer of Johnson & Johnson.

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In his role as Vice Chairman of the Executive Committee, Mr. Duato will be responsible for the Pharmaceuticals and Consumer sectors, as well as Supply Chain, IT, Global Services, and the Health and Wellness businesses.

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In his role as Vice Chairman of the Executive Committee, Dr. Stoffels will be responsible for Pharmaceutical Research & Development, Global Public Health, the Office of the Chief Medical Officer, External Innovation, Pharmaceuticals Business Development and Healthcare Technology.

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Ashley McEvoy, Company Group Chairman, Consumer Medical Devices, has been appointed Executive Vice President, Worldwide Chairman, Medical Devices, effective July 2, 2018. She will report to Mr. Gorsky and become a member of the Executive Committee.

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Jennifer Taubert, Company Group Chairman, The Americas, Pharmaceuticals, has been appointed Executive Vice President, Worldwide Chairman, Pharmaceuticals and named to the Executive Committee, effective July 2, 2018. She will report to Mr. Duato.

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Kathy Wengel, Worldwide Vice President, Johnson & Johnson Supply Chain has been appointed Executive Vice President, Chief Global Supply Chain Officer, and named to the Executive Committee, effective July 2, 2018. She will report to Mr. Duato.

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Michael Sneed, Worldwide Vice President, Global Corporate Affairs and Chief Communication Officer, will become Executive Vice President, Global Corporate Affairs and Chief Communication Officer and a member of the Executive Committee, effective July 2, 2018. Mr. Sneed will also assume responsibility for the Global Design group. He will continue to report to Mr. Gorsky.

“These appointments recognize the enormous talent among the senior leadership team of Johnson & Johnson, and will ensure our continued focus on delivering on our commitments to patients, consumers, employees, our communities and our shareholders,” said Mr. Gorsky.

Separately, the Company announced today the retirement of Sandra (Sandi) E. Peterson, Group Worldwide Chairman. In addition, as previously announced Joseph Wolk, Vice President of Johnson & Johnson Investor Relations, has been appointed Executive Vice President, Chief Financial Officer and a member of the Executive Committee effective July 1, 2018.
About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.
Note to Investors Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. A list and descriptions of risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.
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